UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2012

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, the Board of Directors of Ambient Corporation (the “Company”) approved the promotion of Michael Quarella, formerly the Company’s Vice President of Operations, to become the Company’s Chief Operating Officer, effective immediately. Mr. Quarella, age 57, has been Vice President of Operations at the Company since March 2005. From October 2003 until he joined the Company, Mr. Quarella was Director of Operations for Verso Technologies, formerly MCK Communications and has led a long distinguished career in start-up/development stage operations and manufacturing. Mr. Quarella has introduced risk management techniques in support of new product introduction practices to meet time-to-market, quality, and cost requirements at Ambient. Mr. Quarella is also responsible for developing and maintaining a highly responsive and dedicated Manufacturing and Development organization.

There are no arrangements or understandings between Mr. Quarella and any other person pursuant to which he was appointed Chief Operating Officer. There is no family relationship between Mr. Quarella and any of the Company's directors or officers. There are no related party transactions reportable under Item 404(a) of Regulation S-K.

A copy of the press release of the Company announcing Mr. Quarella’s election and appointment as Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated November 20, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: November 20, 2012	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer

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